Exhibit 99.1
NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
9 Entin Road
Parsippany, NJ 07054-0430

CONTACT:	Emerson Radio Corp. or:	Investor Relations:
	Greenfield Pitts	Robert Maffei
	Chief Financial Officer	Investor Relations Manager
	(212) 897-5441	(973) 428-2098

Brainerd Communicators
Brad Edwards or Denise Roche
(212) 986-6667
Monday, December, 17 2007
Emerson Radio Corp. Announces Results from its Annual Meeting
— Elects Three New Board Members —
PARSIPPANY, N.J. — December 17, 2007 — Emerson Radio Corp. (AMEX: MSN) today announced results from its annual meeting held on December 13, 2007, including the election of three new directors and the re-election of seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The three new directors elected at the annual meeting are Mirzan Mahathir, David R. Peterson and Kareem E. Sethi, and the seven directors re-elected at the annual meeting are Christopher Ho, Michael A.B. Binney, W. Michael Driscoll, Adrian Ma, Greenfield Pitts, Eduard Will and Norbert R. Wirsching.
Mirzan Mahathir, 49, has worked for IBM Corporation and Salomon Brothers. Since 1992, he has served as the Executive Chairman and President of Konsortium Logistik Berhad, a Malaysian logistic solutions provider listed on the Kuala Lumpar Stock Exchange. He is also the Chairman and CEO of Crescent Capital Sdn Bhd, a Malaysian investment holding and independent strategic and financial advisory firm. In addition, he is President of the Asian Strategy and Leadership Institute. He is a director of Worldwide Holdings Berhad and AHB Holdings Berhad, Bursa Malaysia listed companies, and Lafe Technology Ltd., a Singapore Exchange listed company. Mr. Mahathir is also a member of the UN/ESCAP Business Advisory Council, the American Bureau of Shipping Southeast Asia Committee and the Wharton Business School Asian Executive Board.
David R. Peterson, 63, serves as a senior partner and Chairman of the Toronto law firm of Cassels Brock & Blackwell LLP, where he practices corporate/commercial law. Mr. Peterson also serves as Chancellor of the University of Toronto and a director of St. Michael’s Hospital, the Shaw Festival and the Toronto Community Foundation. He is a director of a number of public and private companies including Rogers Communications Inc., Ivanhoe Cambridge Inc., Industrielle-Alliance Life Assurance Company and Shoppers Drug Mart.
Kareem E. Sethi, 30, has served as Managing Director of Streetwise Capital Partners, Inc., a Toronto based private investment firm, since 2003. From 1999 until 2003, Mr. Sethi served as Manager, Business Recovery Services of PricewaterhouseCoopers Inc.
“We are pleased to welcome Mirzan Mahathir, David R. Peterson and Kareem. E. Sethi to Emerson’s Board of Directors. They each bring specialized industry experience and wisdom to their position on the board. We are confident their counsel will be extremely valuable to the Company as we move forward on our initiatives to drive growth,” said Adrian Ma, Emerson’s President and Chief Executive Officer.
In addition, at the annual meeting, the stockholders of the Company ratified the appointment of Moore Stephens, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2008.
Following the annual meeting, the Board of Directors adopted an amendment to the Company’s corporate bylaws to, among other things, update the descriptions of officer positions. Following that, the Board approved title changes for some of the Company’s officers. This included naming as President, Adrian Ma, the Company’s Chief Executive Officer, and appointing each of the following as an Executive Vice President: Greenfield Pitts, Chief Financial Officer; Michael A.B. Binney, President International Operations;

and John Spielberger, President North American Operations. None of the executives will receive additional compensation.
About Emerson Radio Corporation
Emerson Radio Corporation (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, full lines of televisions and other video products, microwaves, clocks, radios, audio and home theater products. Emerson’s web site is www.emersonradio.com
Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.